EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 33-59567) of our report dated February 14, 1995 appearing on page F-2 of Triton Energy Corporation's Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP


Dallas, Texas
July 21, 1995